As filed with the Securities and
Exchange Commission on March 19, 2008
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM S-8

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

__________________

HURCO COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	35-1150732
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Technology Way Indianapolis, Indiana 46268 (317) 293-5309
(Address of Principal Executive Offices) (Zip Code)

HURCO COMPANIES, INC. 2008 EQUITY INCENTIVE PLAN
(Full title of the plan)

John G. Oblazney
Vice President and Chief Financial Officer
Hurco Companies, Inc.
One Technology Way
Indianapolis, Indiana  46268
 (Name and address of agent for service)

(317) 293-5309
(Telephone number, including area code, of agent for service)

Copy to:

David C. Worrell
Baker & Daniels LLP
600 East 96th Street, Suite 600
Indianapolis, Indiana 46240
(317) 569-9600

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, no par value	750,000(1)	$43.60(2)	$32,700,000 (2)	$1,285.11 (2)

(1)
This Registration Statement registers 750,000 shares of common stock under the 2008 Equity Incentive Plan (the “2008 Plan”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also registers additional shares of common stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, and similar transactions in accordance with the anti-dilution provisions of the 2008 Plan.

(2)
Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using  the average of the high and low sale prices of the common stock as reported by the Nasdaq Global Market on March 17, 2008, which was $43.60 per share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by Rule 428 under the Securities Act, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Hurco Companies, Inc. 2008 Equity Incentive Plan (the "2008 Plan") covered by this Registration Statement as required by Rule 428(b).  Such documents are not required to be, and are not being, filed by Hurco Companies, Inc. (the "Company" or "Registrant") with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents heretofore filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2007;

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2008;

(3)	The Registrant’s Current Report on Form 8-K filed with the Commission on February 28, 2008; and

(4)
The description of the Registrant’s Common Stock, without par value, contained in the Registrant’s Registration Statement on Form 10 dated February 18, 1980, including any amendments or reports filed for the purpose of updating such descriptions.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed on Form 8-K.

The Registrant will promptly provide without charge to each person to whom a prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person directed to the Secretary of the Registrant at its principal offices, One Technology Way, Indianapolis, Indiana 46268, telephone (317) 293-5309.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Indiana Business Corporation Law provides that a corporation, unless limited by its Articles of Incorporation, is required to indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding to which the director or officer was a party because of serving as a director or officer of the corporation.

The Registrant's By-Laws require that the Registrant, to the fullest extent permitted by the Indiana Business Corporation Law, indemnify any person who is made a party to or who is involved in any proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant, against certain liabilities incurred by him or her in connection with such proceeding if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The list of Exhibits is incorporated herein by reference to the Index of Exhibits.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person against the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on this 19th day of March, 2008.

HURCO COMPANIES, INC.

By:     /s/ Michael Doar
Michael Doar
                                            Chairman of the Board and
                                            Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names.  Each person whose signature appears below hereby authorizes each of Michael Doar and John G. Oblazney, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Michael Doar and John G. Oblazney, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ Michael Doar Michael Doar	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	March 19, 2008

/s/ John G. Oblazney John G. Oblazney	Vice President, Secretary, Treasurer and Chief Financial Officer (Principal Financial Officer)	March 19, 2008

/s/ Sonja K. McClelland Sonja K. McClelland	Corporate Controller and Assistant Secretary (Principal Accounting Officer)	March 19, 2008

/s/ Stephen H. Cooper Stephen H. Cooper	Director	March 19, 2008

/s/ Robert W. Cruickshank Robert W. Cruickshank	Director	March 19, 2008

/s/ Philip James Philip James	Director	March 19, 2008

/s/ Michael P. Mazza Michael P. Mazza	Director	March 19, 2008

/s/ Richard T. Niner Richard T. Niner	Director	March 19, 2008

/s/ Charlie Rentschler Charlie Rentschler	Director	March 19, 2008

/s/ Janu Sivanesan Janu Sivanesan	Director	March 19, 2008

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit
4.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 31, 2000).
4.2
Amended and Restated By-Laws of the Registrant as amended through September 27, 2006 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 27, 2006).

4.3	Hurco Companies, Inc. 2008 Equity Incentive Plan (incorporated herein by reference to Appendix A to the Registrant’s Definitive Proxy Statement dated January 28, 2008).
5	Opinion of Baker & Daniels LLP regarding legality of the securities being registered.
23.1	Consent of Crowe Chizek and Company LLC.
23.2	Consent of PricewaterhouseCoopers LLP.
23.3	Consent of Baker & Daniels LLP (included in Exhibit 5).
24	Powers of Attorney (included on the Signature Page of this Registration Statement).